UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Hard Rock Debt Negotiations

On January 28, 2011, two subsidiaries (the “Second Mezzanine Subsidiaries”) of Hard Rock Hotel Holdings, LLC, a joint venture through which we hold a minority interest in the Hard Rock Hotel & Casino (the “Hard Rock Joint Venture”), received a notice of acceleration from NRFC HRH Holdings, LLC (the “Second Mezzanine Lender”) pursuant to the First Amended and Restated Second Mezzanine Loan Agreement, dated as of December 24, 2009 (the “Second Mezzanine Loan Agreement”), between the Second Mezzanine Subsidiaries and the Second Mezzanine Lender, declaring all unpaid principal and accrued interest under the Second Mezzanine Loan Agreement immediately due and payable. The amount due and payable under the Second Mezzanine Loan Agreement as of January 20, 2011 was approximately $96 million. The Second Mezzanine Lender also notified the Second Mezzanine Subsidiaries that it intended to auction to the public the collateral pledged in connection with the Second Mezzanine Loan Agreement, including all membership interests in certain subsidiaries of the Hard Rock Joint Venture that indirectly own the Hard Rock Hotel & Casino and other related assets (collectively, the “First Mezzanine Subsidiaries”).

The First Mezzanine Subsidiaries, the Second Mezzanine Subsidiaries, certain other subsidiaries of the Hard Rock Joint Venture, Vegas HR Private Limited (the “Mortgage Lender”), Brookfield Financial, LLC – Series B (the “First Mezzanine Lender”), the Second Mezzanine Lender, Morgans Group LLC, certain affiliates of DLJ Merchant Banking Partners, and certain other related parties have entered into a Standstill and Forbearance Agreement, dated as of February 6, 2011 (the “Standstill and Forbearance Agreement”). Pursuant to the Standstill and Forbearance Agreement, among other things, until February 28, 2011, the Mortgage Lender, First Mezzanine Lender and the Second Mezzanine Lender agreed not to take any action or assert any right or remedy arising with respect to any of the applicable loan documents or the collateral pledged under such loan documents, including remedies with respect to our Hard Rock management agreement. The Mortgage Lender’s agreement to standstill is subject to certain conditions. In addition, pursuant to the Standstill and Forbearance Agreement, the Second Mezzanine Lender agreed to withdraw its foreclosure notice, and the parties agreed to jointly request a stay of all action on the pending motions that had been filed by various parties to enjoin such foreclosure proceedings.

The parties to the Standstill and Forbearance Agreement are engaged in continuing discussions regarding the obligations of the parties under the Hard Rock loan documents and disposition of the related collateral and other related agreements.

Recusal of David Hamamoto

David Hamamoto, the Company’s Chairman of the Board, is also chairman of the board, president, chief executive officer and an equity holder of NorthStar Realty Finance Corp., which is the parent of the Second Mezzanine Lender. In light of these relationships, during the third quarter of 2010, the Company implemented special governance procedures, pursuant to which Mr. Hamamoto is recused from all board and management discussions and all board determinations regarding the outstanding Hard Rock debt. In accordance with those procedures, all Hard Rock debt related matters were and are being considered by a committee of independent directors of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: February 10, 2011	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer